As filed with the Securities and Exchange Commission on December 19, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XCHG Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3612	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

XCharge Europe GmbH, Heselstücken 18,

22453 Hamburg, Germany

+49 4057128593

XCharge Energy USA Inc.

19121 Marketplace Avenue, Building 2-Suite 2-145

Kyle, TX 78640

+1 5122149159

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Aatish V. Patel

XCharge Energy USA Inc.

19121 Marketplace Avenue, Building 2-Suite 2-145

Kyle, TX 78640

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Xiaoxi Lin	John Owen
Morrison & Foerster LLP	Morrison & Foerster LLP
33/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central	250 West 55th Street
Hong Kong	New York, NY 10019-9601
Tel: +852 25850888	Tel: (212) 468-8000

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 19, 2025

US$250,000,000

American Depositary Shares

Class A Ordinary Shares

Warrants

Units

Subscription Rights

Debt Securities

We may offer and sell from time to time up to a total amount of US$250,000,000, consisting of (i) American Depositary Shares (the “ADSs”) each representing forty (40) Class A Ordinary Shares par value US$0.00001 per share (the “Class A Ordinary Shares”), (ii) Class A Ordinary Shares, (iii) warrants, (iv) units, (v) subscription rights, and (vi) debt securities or any combination thereof (the “Securities”), in one or more offerings under this prospectus at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to these Securities and the general manner in which they may be offered. This prospectus describes some of the general terms that may apply to these Securities and the general manner in which they may be offered. The specific terms of any Securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our Securities.

The Securities covered by this prospectus may be offered and sold from time to time in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents, if any, involved in the sale of our Securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these Securities, see the section entitled “Plan of Distribution” beginning on page 27 of this prospectus.

Our ADSs are listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “XCH.” On December 18, 2025, the closing trading price for the ADSs, as reported on the Nasdaq, was US$1.125 per ADS.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the Securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our issued and outstanding share capital consists of Class A Ordinary Shares and Class B Ordinary Shares, par value US$0.00001 per share (the “Class B Ordinary Shares”). Mr. Yifei Hou, our director and chief executive officer, and Mr. Rui Ding, our chairman and chief technology officer, beneficially own all of our issued Class B Ordinary Shares. Mr. Yifei Hou, as a result of his sole voting power and the shared voting power resulting from arrangement under acting- in-concert agreement entered into in August 2023, as of June 30, 2025 beneficially owned all of our issued Class B Ordinary Shares and was able to exercise 81.9% of the total voting power of our issued and outstanding share capital. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote and each Class B Ordinary Share is entitled to ten votes. Each Class B Ordinary Share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a holder thereof to any non-affiliate to such holder, each of such Class B Ordinary Share will be automatically and immediately converted into one Class A ordinary share. See “Description of Share Capital.” As a result, Mr. Yifei Hou has the ability to control the outcome of matters submitted to the shareholders for approval. We are a “controlled company” within the meaning of the Nasdaq rules.

XCHG Limited is a Cayman Islands company with no substantial operations on its own. XCHG Limited conducts all of its operations through its subsidiaries in Germany, China, and the United States.

We face various legal and operational risks and uncertainties related to having a considerable portion of our operations in China. The PRC government has significant authority to exert influence on the ability of a China -based company to conduct its business, accept foreign investments or list on a U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy. Such risks could result in a material impact on our operations and/or the value of the Securities or could significantly limit or completely hinder our ability to offer or continue to offer the Securities to investors and cause the value of such Securities to significantly decline or be worthless.

The PRC government has oversight over the conduct of our business. The PRC government may in the future release regulations or policies regarding our industry that could materially affect our business, financial condition, results of operations and prospects. Furthermore, the PRC government has recently promulgated laws and regulations that may result in more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China- based companies. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer our Securities to investors and cause the value of such Securities to significantly decline or in extreme cases, become worthless.

Cash may be transferred among XCHG Limited and our subsidiaries in the following manner: (i) funds may be transferred to our subsidiaries from the company as needed in the form of capital contributions or shareholder loans through the intermediary holding companies, as the case may be; and (ii) dividends or other distributions may be paid by our subsidiaries to the company directly or through intermediary holding companies, as the case may be. Our operating subsidiaries generate and retain cash generated from operating activities and re-invest it in our business. In the future, the company’s ability to pay dividends, if any, to its shareholders and ADS holders and to service any debt it may incur will depend upon dividends paid by our subsidiaries. As of the date of this prospectus, we do not have cash management policies and procedures in place that dictate how funds are transferred through our organization.

We may engage in intra-group loans and transactions among the entities within our group from time to time. In 2024, XCHG Limited did not provide loans to any of our subsidiaries for fund support. Other than the US$350,000 loans to one of our subsidiaries for fund support in 2023, the cash transfers within our group in connection with our restructuring in 2023 for our initial public offering and the US$400,000 loan to one of our subsidiaries in May 2025, as of the date of this prospectus, XCHG Limited has not transferred any cash proceeds or other assets to any of our subsidiaries. Other than the restructuring in 2023, none of our subsidiaries have issued any dividends or distributions to their respective holding companies, including the company, nor have we issued any dividends or distributions to any investors of the company, as of the date of this prospectus. As of June 30, 2025, there is US$400,000 outstanding balance of loans between the company and XCharge North America under applicable agreements to support their daily operation. We do not expect to pay dividends in the foreseeable future. In the future, cash proceeds raised from financing activities, including this offering, may be transferred by us through intermediary holding companies to our subsidiaries via capital contribution and shareholder loans, as the case may be, to meet the capital needs of our business operations.

We are an “emerging growth company” under applicable U.S. federal securities laws and are subject to reduced public company reporting requirements.

Investing in our Securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the SEC that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our Securities.

Neither the SEC nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025.

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You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed with the SEC and which we have prepared or which has been prepared on our behalf or to which we have referred you. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and cannot assure you as to the reliability of, any other information that others may give you.

The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Securities hereunder. Our business, results of operations or financial condition may have changed since that date. Any information contained on or accessible through our website is not incorporated herein and does not constitute a part of this prospectus.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC under the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell up to an aggregate amount of US$250 million in ADSs, Class A Ordinary Shares, warrants, rights, debt securities, or units comprised of two or more of the foregoing securities (the “Securities”), together or separately, in one or more offerings.

This prospectus provides you with a general description of the Securities we may offer. Each time we sell any Securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that specific offering, including the specific amounts, prices and terms of the Securities offered. Any prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered Securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the applicable offering.

This prospectus includes or incorporates by reference estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity and market size, are based on our management’s knowledge and experience in the markets in which we operate, together with currently available information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, trade and business organizations and other contacts in the markets in which we operate. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research, and are based on certain assumptions that we believe to be reasonable.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. Market and industry data, which is derived in part from management’s estimates and beliefs, are subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of such data. In addition, projections, assumptions and estimates of the future performance of the markets in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Special Note

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Regarding Forward-Looking Statements and Industry Data.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

We own or have rights to certain trademarks that we use in conjunction with the operations of our business. Each trademark, trade name, service mark or copyright of any other company appearing or incorporated by reference into this prospectus belongs to its holder. Solely for convenience, trademarks, trade names, service marks and copyrights referred to in this prospectus may appear with or without the “©”, “®” or “™” symbols, but the inclusion, or not, of such references are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent possible under applicable law, our or their, as applicable, rights to these trademarks, trade names service marks or copyrights. We do not intend our use or display of other companies’ trademarks, trade names, service marks or copyrights to imply a relationship with, or endorsement or sponsorship of us by, such other companies.

We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, any documents incorporated by reference herein or therein, and the additional information described below under “Where You Can Find More Information” and “Incorporation by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any documents incorporated by reference herein or therein is accurate as of any date other than the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document may only be used where it is legal to sell these Securities. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell these Securities, and it is not soliciting an offer to buy these Securities, in any jurisdiction where the offer or sale is not permitted.

Unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” refer to XCHG Limited, a Cayman Islands company, and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the safe harbor provision of the United States Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “potential” and other words and terms of similar meaning or the negative of such terms.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus. These risks and uncertainties include factors relating to:

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our goals and strategies;
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our expected development and introduction, and market acceptance, of our products and services;
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our future business development, financial condition and results of operations;
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the expected growth in, and market size of, the global EV charger industry;
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expected changes in our revenue, costs or expenditures;
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our expectations regarding demand for and market acceptance of our brand, products and services;
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our expectations regarding growth in our customers and level of engagement;
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our ability to attract, retain and monetize our customer base;
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our ability to continue to develop new technologies and/or upgrade our existing technologies;
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our expectation regarding the use of proceeds from this offering;
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growth of and trends of competition in our industry;
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government policies and regulations relating to our industry; and
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general economic and business conditions of the markets in which we have businesses.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

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THE COMPANY

We offer comprehensive electric vehicle (“EV”) charging solutions which primarily include the direct current (“DC”) fast chargers named the C6 series and the C7 series, the advanced battery-integrated DC fast chargers including Net Zero Series, or NZS, and GridLink (designed specifically for the North American grid), as well as our accompanying services. Our integrated solution combining proprietary charging technology, energy storage technology and accompanying services significantly improves EV charging efficiency and unlocks the value of energy storage and management. We were a leading high power charger supplier in Europe by sales volume in 2024. As of the date of this prospectus, we have begun the commercial deployment of our NZS solution in Europe, the Americas and Asia. Customers of NZS solutions include EV manufacturers, global energy players and charge point operators.

The increasing adoption of EV and renewable energy has brought fundamental changes to the demand and supply of electricity. Not only has electricity demand increased in aggregate, but peak demand patterns have also changed. In addition, the intermittent nature of renewable energy generation has led to greater energy supply fluctuation. As a result, there is an imminent need for energy storage solutions to balance electricity demand and supply in order to increase energy utilization and reduce the pressure of grids.

As a pioneer in the EV charger industry, we believe EV charging is essentially an energy management business that uses innovative technologies and creative solutions to tackle energy problems. Leveraging our established fast charging technology, as well as our in-house proprietary energy storage system technology, we have pioneered unique advanced battery-integrated EV charging solutions, including NZS and GridLink. NZS and GridLink chargers integrate DC fast chargers with lithium-ion batteries and our proprietary energy management system, or EMS, storing power when it is generally more available (for example, during nighttime) and discharging power when the demand is high (for example, during daytime).

Our NZS and GridLink solutions enable fast charging at low power locations or vis-à-vis aged grid infrastructures (which typically are not compatible with fast charging equipment) with no significant site improvements or grid upgrades needed. With the unique “plug-and-play” design, our NZS and GridLink chargers are easy to install and highly deployable in locations where conventional fast chargers cannot be installed, for example national parks, parking lots or communities with insufficient power capacity. Therefore, we believe that our battery-integrated solutions are able to address a larger market, which cannot be reached by conventional fast chargers.

Our NZS and GridLink solutions are designed with a Battery-to-Grid (“B2G”) function. It enables energy to be purchased during off-peak hours at lower prices, and sold back to the grid during peak hours at higher prices, enabling operators to generate profit even if no vehicle is charging. With this unique feature, our customers can achieve a return even before considering the utilization of the EV charger itself. This increases the overall return on investment for our customers. At the core of our NZS and GridLink solutions is our proprietary energy management system, which automatically optimizes energy supply and usage across the grids, batteries and EVs.

As we pursue the digitalization of EV charging solutions, our proprietary software system aims to provide customers with comprehensive solutions catering to different and evolving needs in the EV era, as well as to offer superior user experience. Our software system features an intuitive user interface, where our customers can monitor and control every key detail of the charging network easily, including real-time safety monitoring, traffic settings, and data analysis. We offer upgrades to our software system over-the-air to provide more functions and enhance user experience.

Our “charger-as-a-service” business model enables us to achieve highly visible revenue streams from repeated purchases from our blue-chip customers. Complementary to the initial sales of products, we generate recurring revenue from the accompanying services throughout the entire life cycle. As the number of installed chargers grows, we expect recurring revenue to account for an increasing portion of our total revenue. In addition, our NZS and GridLink solutions are expected to create new commercialization opportunities for us. For example, with the B2G function, NZS and GridLink chargers can sell energy back to the grid during peak hours.

We have formed key customer relationships and partnerships with EV manufacturers, global energy players, charge point operators and EV fleets.

With our NZS and GridLink solutions, we can essentially penetrate the areas where conventional fast chargers cannot be installed given the grid constraint.

This creates opportunities for us to extend our customer base to a broader group that cannot be reached by conventional fast chargers.

We have established global presence with offices, research and development (“R&D”) centers and sales centers in Europe, the Americas and Asia. We currently deploy our solutions primarily in Europe while we also recognize revenue from other regions, including the United States, China, Brazil and Chile. As of June 30, 2025, our R&D team included 89 personnel based in the United States, Germany and China. For production, we primarily rely on original equipment manufacturers (“OEMs”) to manufacture our products. By using OEMs, we are able to commercialize our products with quality assurance at a higher speed and lower upfront costs. It also gives us greater flexibility to adjust and scale up according to demand.

CORPORATE INFORMATION

Our principal executive offices are located at XCharge Europe GmbH, Heselstücken 18, 22453 Hamburg, Germany and XCharge Energy USA Inc, 19121 Marketplace Avenue, Building 2-Suite 2-145, Kyle, TX 78640, United States. Our telephone numbers at these addresses are +49 4057128593 and +1 5122149159, respectively. Our registered office in Cayman Islands is at the offices of ICS Corporate Services (Cayman) Limited of Palm Grove Unit 4, 265 Smith Road, George Town, P.O. Box 52A Edgewater Way, #1653, Grand Cayman KY1-9006, Cayman Islands.

We are a foreign private issuer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers.

Investors should contact us for any inquiries through the addresses and telephone numbers of our principal executive offices. Our website is https://xcharge.com/. The information contained on our website is not a part of this prospectus.

RISK FACTORS

Investing in our Securities involves a high degree of risks. Before you make a decision to purchase our Securities, in addition to the risks and uncertainties discussed below under “Special Note Regarding Forward- Looking Statements and Industry Data,” you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 20-F, our subsequent Reports of Foreign Private Issuer on Form 6-K, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, as well as the risk factors and any other information contained in any document incorporated by reference or any accompanying prospectus supplement. If any of these risks actually occur, it may materially harm our business, results of operations, financial condition and prospects. As a result, the market price of our Securities could decline, and you could lose all or part of your investment.

Additionally, the risks and uncertainties described in, or incorporated by reference to, this prospectus, including our consolidated financial statements and the related notes, are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of Securities offered by this prospectus for general corporate purposes, including, without limitation, the funding of capital expenditures and working capital needs. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any Securities.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, or Companies Act, and the common law of the Cayman Islands.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

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does not have to file an annual return of its shareholders with the Registrar of Companies;
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is not required to open its register of members for inspection;
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does not have to hold an annual general meeting;
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may issue negotiable or bearer shares or shares with no par value;
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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
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may register as a limited duration company; and
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may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Ordinary Shares

General

Our authorized share capital is US$50,000 divided into 5,000,000,000 ordinary shares with a par value of US$0.00001 each, comprising (a) 4,258,745,553 Class A Ordinary Shares with a par value of US$0.00001 each, and (b) 741,254,447 Class B Ordinary Shares with a par value of US$0.00001 each.

Holders of ordinary shares will have the same rights except for voting and conversion rights. All of our issued and outstanding ordinary shares are fully paid and nonassessable. Certificates representing the ordinary shares are issued in registered form. We may not issue share to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends

The holders of our ordinary shares are entitled to receive such dividends as may be declared by our board of directors subject to our memorandum and articles of association and the Companies Act. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our memorandum and articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determines is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless our directors determine that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business and we have funds lawfully available for such purpose.

Classes of Ordinary Shares

Our ordinary shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Except for conversion rights and voting rights, the Class A Ordinary Shares and Class B Ordinary Shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital distributions.

Conversion Rights

A Class B Ordinary Share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person which is not an affiliate of such holder, or upon a change of beneficial ownership of any Class B Ordinary Shares as a result of which any person who is not an affiliate of the holders of such ordinary shares becomes a beneficial owner of such ordinary shares, such Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares.

Voting Rights

In respect of all matters subject to a shareholders’ vote, holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each Class A ordinary share shall be entitled to one vote, and each Class B Ordinary Share shall be entitled to ten votes, on all matters subject to the vote at general meetings of our company. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

General Meetings and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Listing Rules of the Nasdaq.

Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of our shareholders may be called by a majority of our board of directors or our chairman. Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s memorandum and articles of association. Our memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition a special meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

A quorum required for a meeting of shareholders consists of one or more shareholders holding, in aggregate, not less than a majority of the votes attaching to all paid up share capital of our company present in person or by proxy or, if a corporation or other nonnatural person, by its duly authorized representative. Advance notice of at least seven business days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our articles of association.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
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the instrument of transfer is in respect of only one class of shares;
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the instrument of transfer is properly stamped, if required;
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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;
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the shares are free from any lien in favor of the company; and
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a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may in their absolute discretion from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Issuance of Additional Shares

Our memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them. Any distribution of assets or capital to a holder of ordinary share will be the same in any liquidation event.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of a majority of the holders of the issued shares of that class or series or with the sanction of a special resolution at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save for our memorandum and articles of association, special resolutions and the register of mortgages and charges). See “Where You Can Find Additional Information.”

Changes in Capital

Our shareholders may from time to time by ordinary resolutions:

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increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution prescribes;
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consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;
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convert all or any of its paid-up shares into stock and reconvert the stock into paid up shares of any denomination;
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sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our memorandum and articles of association; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; and
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cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital and any capital redemption reserve in any manner authorized by law.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

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the names and addresses of our members, together with a statement of the shares held by each member, and such statement shall confirm of (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;
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the date on which the name of any person was entered on the register as a member; and
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the date on which any person ceased to be a member.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. We have performed the procedure necessary to update the register of members to record and give effect to the issuance of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to United States corporations and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertakings, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertakings, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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the statutory provisions as to the due majority vote have been met;
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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected (within four months), the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, or a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff in any action or proceedings to be brought in respect of a wrong committed against us, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or a derivative action in the name of, a company to challenge the following acts in the following circumstances:

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a company acts or proposes to act illegally or ultra vires;
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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and
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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provides that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, losses, damages and expenses incurred or sustained by such directors or officers by reason of any act done or omitted in or about the execution of their duty in their respective offices, other than by reason of such person’s own fraud or dishonesty. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation.

A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore he or she owes the following duties to the company —  a duty to act bona fide in the best interests of the company, a duty not to make a personal profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the English and commonwealth courts are moving towards an objective standard with regard to the required skill and care) and these authorities are likely to be followed in the Cayman Islands.

Under our memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Subject to Listing Rules of the Nasdaq and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract, proposed contract, arrangement or transaction notwithstanding his interest.

Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed by an ordinary resolution. In addition, a director’s office shall be vacated if the director (i) gives notice in writing to the company that he or she resigns the office of director; (ii) dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; (iii) is prohibited by any applicable law or rules of the Nasdaq from being a director; (iv) is found to be or becomes of unsound mind; or (v) is removed from office pursuant to any other provisions of our memorandum and articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two -tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution and Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our memorandum and articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Inspection of Books and Records

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we intend to provide our shareholders with annual reports containing audited financial statements.

Anti-takeover Provisions

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-IPO memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

Investors’ Right Agreement

On August 4, 2023, we entered into an investors’ right agreement (as may be amended from time to time, the “Investors’ Right Agreement”) with certain shareholders and/or their affiliates.

Registration Rights

Pursuant to the current Investors’ Right Agreement, upon written request of any investor, if the company plans to register any ordinary shares in connection with a public offering in the United States, then such investor shall have the right to have all or any portion of the securities of the company held by such investor included in such registration, provided that such investor accepts the terms of the underwritten offering as agreed upon between the company, such other shareholders, if any, and the managing underwriter of such offering. If the managing underwriter determines that the registration of all or part of the securities which the investors have requested to be included would materially adversely affect the success of such offering, then the company shall be required to include in such registration, to the extent of the amount that the managing underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the company; second, the securities to be offered for the account of the investors, pro rata based on the number of securities owned by each such investor; and third, any other securities requested to be included in such offering.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, registers and delivers ADSs. Each ADS represents 40 Class A Ordinary Shares (or a right to receive 40 Class A Ordinary Shares) (the “deposited shares”) deposited with The Hongkong and Shanghai Banking corporation, as custodian for the depositary in Hong Kong. Each ADS also represents any other securities, cash or other property that may be held by the depositary (together with the deposited shares, the “deposited securities”). The depositary’s office at which the ADSs are administered and its principal executive office is located at 240 Greenwich Street, New York, New York 10286.

ADSs may be held (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of the ADSs, registered in the holder’s name, or (ii) by having uncertificated ADSs registered in the holder’s name, or (B) indirectly by holding a security entitlement in the ADSs through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company (“DTC”). If the ADSs are held directly, the holder is a registered ADS holder (an “ADS holder”). Indirect holders must rely on the procedures of their broker or other financial institution to assert the rights described in this section. Indirect holders should consult with their broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

ADS holders are not treated as one of our shareholders and will not have shareholder rights. Cayman Islands law governs our shareholder rights. The depositary is the holder of the Class A Ordinary Shares underlying ADSs. Registered holders of the ADSs have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding the ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. These documents are included or incorporated by reference as exhibits to this registration statement. See “Where You Can Find Additional Information” for directions on how to obtain copies of those documents.

Dividends and Other Distributions

How will ADS holders receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. ADS holders will receive these distributions in proportion to the number of shares their ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, ADS holders may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs  representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, ADS holders will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary exercises rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case the ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than the ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that ADS holder may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to ADS holders.

Deposit, Withdrawal and Cancelation

How are the ADSs issued?

The depositary will deliver ADSs if an ADS holder or their broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names the ADS holder requests and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

ADS holders may surrender their ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at the ADS holder’s request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of the ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge the ADS holder a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

ADS holders may surrender their ADR to the depositary for the purpose of exchanging their ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do ADS holders vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. See “Description of Share Capital” for more information on the voting rights of our Class A Ordinary Shares underlying the ADSs. If we request the depositary to solicit ADS holders’ voting instructions (and we are not required to do so), the depositary will notify ADS holders of a shareholders’ meeting and send or make voting materials available to ADS holders. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit voting instructions, ADS holders can still send voting instructions, and, in that case, the depositary may try to vote as the ADS holders instruct, but it is not required to do so.

Except by instructing the depositary as described above, ADS holders will not be able to exercise voting rights unless they surrender their ADSs and withdraw the Class A Ordinary Shares. However, ADS holder may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If (i) we asked the depositary to solicit the ADS holders’ instructions at least 30 days before the meeting date, (ii) the depositary does not receive voting instructions from the ADS holders by the specified date with respect to a question to be voted upon and (iii) we confirm to the depositary that:

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we wish to receive a proxy to vote uninstructed shares;
•
we reasonably do not know of any substantial shareholder opposition to a particular question; and
•
the particular question is not materially adverse to the interests of shareholders,

the depositary will consider the ADS holders to have authorized and directed it to give, and it will give, a discretionary proxy to a person designated by us to vote the number of deposited securities represented by each ADS holder’s ADSs as to that question.

We cannot make any assurances that ADS holder will receive the voting materials in time to ensure that they can instruct the depositary to vote the shares represented by their ADSs.

In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that ADS holders may not be able to exercise voting rights and there may be nothing they can do if the shares represented by their ADSs are not voted as they requested.

In order to give ADS holder a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of the ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancelation of the ADSs for the purpose of withdrawal, including if the deposit agreement terminates
US$0.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to the ADS holder had been shares and the shares had been deposited for issuance of the ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
US$0.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when the ADS holder deposits or withdraws shares
Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying the ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of the ADSs directly from investors depositing shares or surrendering the ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.

The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

The ADS holders are responsible for any taxes or other governmental charges payable on their ADSs or on the deposited securities represented by any of their ADSs. The depositary may refuse to register any transfer of an ADS holder’s ADSs or allow them to withdraw the deposited securities represented by their ADSs until those taxes or other charges are paid. It may apply payments owed to the ADS holder or sell deposited securities represented by the ADS holder’s ADSs to pay any taxes owed and the ADS holder will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of the ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancelation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering the ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of the ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask the ADS holder to surrender their outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

If there are no deposited securities underlying the ADSs, including if the deposited securities are canceled, or if the deposited securities underlying the ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without the ADS holders’ consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, ADS holders are considered, by continuing to hold their ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

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60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;
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we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of the ADSs on the U.S. over-the-counter market;
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to the extent applicable, we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;
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the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;
•
we appear to be insolvent or enter insolvency proceedings;
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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;
•
there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or
•
there has been a replacement of deposited securities.

If the deposit agreement terminates, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of the ADSs or distribute any dividends or other distributions on deposited securities to the ADS holders (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on Our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of the ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of the ADSs;
•
are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;
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are not liable if we or it exercises discretion permitted under the deposit agreement;
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are not liable for the inability of any holder of the ADSs to benefit from any distribution on deposited securities that is not made available to holders of the ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;
•
have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on the ADS holder’s behalf or on behalf of any other person;
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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;
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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and
•
the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding the ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of the ADSs, make a distribution on the ADSs, or permit withdrawal of shares, the depositary may require:

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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;
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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver the ADSs or register transfers of the ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Right to Receive the Shares Underlying the ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying Class A Ordinary Shares at any time except:

•
when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our Class A Ordinary Shares;
•
when the ADS holder owes money to pay fees, taxes and similar charges; or
•
when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to the ADSs or to the withdrawal of Class A Ordinary Shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System (the “DRS”) and Profile Modification System (“Profile”) will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in the ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of the ADSs

The depositary will make available for the ADS holders’ inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send the ADS holders copies of those communications or otherwise make those communications available to the ADS holders if we ask it to. ADS holders have a right to inspect the register of holders of the ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. The waiver continues to apply to claims that arise during the period when a holder holds the ADSs, if the ADS holder subsequently withdraws the underlying Class A Ordinary Shares. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. ADS holders will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

Arbitration

Under the deposit agreement governing the ADSs representing our Class A Ordinary Shares, any controversy, claim or cause of action brought by any party against us arising out of or relating to the Class A Ordinary Shares, the ADSs, the ADRs, or the breach hereof or thereof, if so elected by the claimant, shall be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The place of the arbitration shall be The City of New York, State of New York, United States of America. This provision applies to claims under the U.S. federal security laws. However, a claimant could also elect not to submit its claim to arbitration and instead bring its claim in any court having jurisdiction of it. The deposit agreement does not give us the right to require anyone to submit any claim to arbitration.

DESCRIPTION OF WARRANTS

This summary and any description of warrants in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

General

We may, at our option, elect to issue warrants to purchase Class A Ordinary Shares, ADSs or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

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the title of the warrants;
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the total number of warrants;
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the price or prices at which the warrants will be issued;
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the currency or currencies that investors may use to pay for the warrants;
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the date on which the right to exercise the warrants will commence and the date on which the right will expire;
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whether the warrants will be issued in registered form or bearer form;
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information with respect to book-entry procedures, if any;
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if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
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if applicable, the designation and term of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
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if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;
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if applicable, a discussion of material U.S. federal income tax consequences of holding or exercising the warrants;
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if applicable, the terms of redemption of the warrants;
•
the identity of the warrant agent, if any;
•
the manner in which the warrant agreement and warrants may be modified;
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the terms of any rights to redeem or call the warrants;
•
the procedures and conditions relating to the exercise of the warrants; and
•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form (i.e., book-entry form) will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form (i.e., bearer form). If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares will not have any rights of holders of the Class A Ordinary Shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

General

We may, at our option, elect to issue units composed of any combination of our Class A Ordinary Shares, ADSs, and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, or other offering material, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

The applicable prospectus supplement or other offering material may describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•
any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•
the terms of the unit agreement governing the units;
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if applicable, the material U.S. federal income tax consequences of holding the units;
•
whether the units will be issued in fully registered or global form; and
•
any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” "Description of American Depositary Shares” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF RIGHTS

This summary and any description of rights in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the rights agreement and, if applicable, underwriting or other arrangements relating to such rights. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

General

We may, at our option, elect to issue rights to purchase our Class A Ordinary Shares or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed after such rights offering.

Each series of rights will be issued under a separate rights agreement to be entered into, from time to time, between us and a bank or trust company, as rights agent, all as set forth in a prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•
the date for determining the security holders entitled to the rights distribution;
•
the aggregate number of rights and the aggregate of amount of Class A Ordinary Shares or other securities purchasable upon exercise of the rights;
•
the exercise price and any adjustments to such exercise price;
•
the aggregate number of rights being issued;
•
the date, if any, on and after which the rights may be transferable separately;
•
the date on which the right to exercise the rights shall commence and the date on which the right shall expire;
•
any material U.S. federal income tax consequences; and
•
any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealer or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This summary and any description of our debt securities in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the applicable indenture (each, an “Indenture”) between XCHG Limited and an appropriately qualified financial institution authorized to carry on business as a trustee (each, a “Trustee”). We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

The debt securities may be issued from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable Indenture, a series of debt securities may be reopened for issuance of additional debt securities of that series.

The debt securities will be direct secured or unsecured obligations of XCHG Limited, and will constitute senior or subordinated indebtedness of XCHG Limited as described in the applicable prospectus supplement. If the debt securities are unsecured senior indebtedness, they will rank equally and ratably with all other unsecured indebtedness of XCHG Limited from time to time issued and outstanding which is not subordinated. If the debt securities are subordinated indebtedness, they will be subordinated to senior indebtedness of XCHG Limited as described in the applicable prospectus supplement and their ranking with respect to other subordinated indebtedness of XCHG Limited from time to time outstanding will be as described in the applicable prospectus supplement. We reserve the right to specify in a prospectus supplement whether a particular series of subordinated debt securities is subordinated to any other series of subordinated debt securities.

The particular terms and provisions of each issue of debt securities will be described in the applicable prospectus supplement. This description will include, as applicable:

•
the designation, aggregate principal amount and authorized denominations of the debt securities;
•
any limit upon the aggregate principal amount of the debt securities;
•
the currency for which the debt securities may be purchased and in which the principal and any premium or interest is payable;
•
the offering price of the debt securities and percentage of the principal amount at which they will be issued;
•
the date(s) on which the debt securities will be issued and delivered;
•
the date(s) on which the debt securities will mature, including any provision for the extension of a maturity date, or the method of determining such date(s);
•
the rate(s) per annum (either fixed or floating) at which the debt securities will bear interest (if any) and, if floating, the method of determining such rate(s);
•
the date(s) from which any interest obligation will accrue and on which interest will be payable, and the record date(s) for the payment of interest or the method of determining such date(s);
•
any security or guarantees given in respect of the debt securities;
•
the ranking of the debt securities and if applicable, their subordination to other indebtedness of XCHG Limited;
•
the identity of the Trustee under the applicable Indenture pursuant to which the debt securities are to be issued;
•
any redemption terms, or terms under which the debt securities may be defeased prior to maturity;
•
any repayment or sinking fund provisions;
•
events of default and covenants in respect of the debt securities;
•
whether the debt securities are to be issued in registered form or in the form of temporary or permanent global securities, and the basis of exchange, transfer and ownership thereof;

•
whether the debt securities may be converted or exchanged for other securities of XCHG Limited or any other entity;
•
if applicable, our ability to satisfy all or a portion of any redemption of the debt securities, payment of any premium or interest thereon, or repayment of the principal owing upon the maturity through the issuance of securities of XCHG Limited or of any other entity, and any restrictions on the persons to whom such securities may be issued;
•
provisions governing amendments to the Indenture; and
•
any other material terms, conditions or other provisions applicable to the debt securities, including, without limitation, transferability, adjustment terms and whether the subscription receipts will be listed on an exchange.

We reserve the right to include in a prospectus supplement specific terms and provisions pertaining to the debt securities in respect of which the prospectus supplement is filed that are not within the variables and parameters set forth in this prospectus. To the extent that any terms or provisions or other information pertaining to the debt securities described in a prospectus supplement differ from any of the terms or provisions or other information described in this prospectus, the description set forth in this prospectus shall be deemed to have been superseded by the description set forth in the prospectus supplement with respect to those debt securities.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the Securities being offered under this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through a combination of any of the foregoing methods of sale. For each offering of securities hereunder, the accompanying prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of such offering, including:

•
the name or names of any underwriters, dealers or agents;
•
the purchase price of the securities being offered or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•
any delayed delivery arrangements;
•
any over-allotment or other options pursuant to which underwriters may purchase additional securities from us;
•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•
any public offering price;
•
any discounts, concessions or commissions allowed or reallowed or paid to dealers; and
•
any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the Securities offered by the prospectus supplement. If underwriters are used in the sale, they will acquire the Securities for their own account and may resell the Securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless we state otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent. We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the Securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we have a material relationship. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

The Securities offered pursuant to this prospectus, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales through “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

We may sell Securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell Securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell Securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of Class A Ordinary Shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of Class A Ordinary Shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

Our ADSs are listed on Nasdaq under the symbol “XCH.” Any Securities we may offer, other than ADSs, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which Securities are sold by us may make a market in these Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any Securities.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may provide agents and underwriters with indemnification against certain civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the Securities is completed. However, underwriters may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Rule 104 of Regulation M promulgated under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Any of the transactions described in this paragraph or comparable transactions that may be described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in any accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

EXPENSES

Set forth below is an itemization of the total expenses, excluding underwriter commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates. The company will pay all of the expenses of this offering.

Expenses	Amount
SEC registration fee	US$	34,525
FINRA filing fee	US$	*
Printing and engraving expenses	US$	*
Legal fees and expenses	US$	*
Accounting fees and expenses	US$	*
Miscellaneous costs	US$	*
Total	US$	*

* Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

We are being represented by Morrison & Foerster LLP with respect to certain legal matters of U.S. federal securities and New York state law. The validity of the Securities sold hereunder and certain legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Morrison & Foerster LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2024 are incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2024 and have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of Marcum Asia CPAs LLP is 7 Penn Plaza, Suite 830, New York, NY 10001.

The consolidated financial statements of XCHG Limited as of December 31, 2023 and for the years ended December 31, 2022 and 2023, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2023 consolidated financial statements contains an explanatory paragraph that states that the redeemable preferred shareholders have rights to request the company to redeem all of the redeemable preference shares if the company has not consummated a qualified initial public offering or qualified share sale by September 30, 2024, that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The office of KPMG Huazhen LLP is located at 8th Floor, KPMG Tower, Oriental Plaza, No.1 East Chang An Avenue, Beijing, the People’s Republic of China.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

•
political and economic stability;
•
an effective judicial system;
•
a favorable tax system;
•
the absence of exchange control or currency restrictions; and
•
the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•
the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and
•
Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Most of our current operations are conducted through our subsidiaries in local jurisdictions, including Europe, the United States and China, and substantially all of our assets are located outside the United States. In addition, most of our current directors and officers are nationals and residents of countries other than the United States, and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed XCharge Energy USA Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. The address of our agent is 19121 Marketplace Avenue, Building 2-Suite 2-145, Kyle, TX 78640. Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, GÖRG Partnerschaft von Rechtsanwälten mbB , our counsel as to German law, and Fangda Partners, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands, Germany and China, respectively, would:

•
recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or
•
entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Germany

GÖRG Partnerschaft von Rechtsanwälten mbB, our counsel as to German law, has advised us that there is uncertainty as to whether courts in Germany will enforce judgments obtained in other jurisdictions, including the United States and PRC, against us or our directors and officers under the securities laws of those jurisdictions or entertain actions in Germany against our directors and officers under the securities laws of other jurisdictions.

In addition, awards of punitive damages, awards for damages for moral injury or non-financial harm, or other cases of excessive damages in actions brought in the United States or elsewhere may not be enforceable in Germany. Neither the United States and Germany nor the PRC and Germany currently have a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) in civil and commercial matters.

On August 29, 2022, the EU deposited its instrument of accession to the Convention on the Recognition and Enforcement of Foreign Judgments in Civil or Commercial Matters (HCCH 2019 Judgments Convention). Germany ratified this convention on August 29, 2022, and it has been binding for Germany since September 1, 2023. The Convention obliges states to recognize and enforce judicial decisions that are valid and enforceable in the state in which they were issued in another contracting state in accordance with the rules of the agreement. Although the United States has signed this convention, it has not yet ratified it. PRC has not acceded to this agreement.

PRC

We have been advised by Fangda Partners, our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman Islands courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Fangda Partners has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company for disputes relating to contracts or other property interests in the PRC, if they can establish a sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

However, it would be difficult for foreign shareholders to establish a sufficient nexus to the PRC for a PRC court to have jurisdiction pursuant to the PRC Civil Procedures Law by virtue only of holding the ADSs or Class A Ordinary Shares.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You should rely only on the information contained in this prospectus or to which this prospectus has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports of foreign private issuer on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

•
Our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 23, 2025;
•
Our Reports of Foreign Private Issuer on Form 6-K, submitted on April 23, 2025, August 21, 2025, September 12, 2025, September 23, 2025, and December 19, 2025; and
•
The description of our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on August 7, 2024, as updated by the description of our ordinary shares that served as Exhibit 2.4 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 23, 2025.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference into this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference into this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

XCHG Limited

c/o: Investor Relations

Email: ir@xcharge.com

XCHG Limited

US$250,000,000

American Depositary Shares

Class A Ordinary Shares

Warrants

Units

Subscription Rights

Debt Securities

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Under the Registrant’s memorandum and articles of association, to the fullest extent permissible under Cayman Islands law every director and officer of the Registrant shall be indemnified against all actions, proceedings, costs, charges, losses, damages and expenses incurred or sustained by such directors or officers by reason of any act done or omitted in or about the execution of their duty in their respective offices, other than by reason of such person’s own fraud or dishonesty.

Pursuant to the Registrant’s form indemnification agreements, the Registrant has agreed to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of the Registrant.

The underwriting agreement, the form of which will be filed as an exhibit to this registration statement, will provide for indemnification of the Registrant’s directors and officers by the underwriters against certain liabilities. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement have been furnished together with this Registration Statement.

Item 10. Undertakings

(a)
The undersigned registrant hereby undertakes:
(i)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(1)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(2)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(3)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i)(1), (a)(i)(2) and (a)(i)(3) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(ii)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(iv)
To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.
(v)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(1)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(2)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(vi)
That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities of the undersigned registrant, the undersigned registrant undertakes that in a primary offering of its securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(1)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(2)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(3)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(4)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1

Third Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.2 to our registration statement on Form F-1 (File No. 333-276802), as amended, initially filed with the SEC on February 1, 2024)

4.1	Form of Specimen American Depositary Receipt (included in Exhibit 4.3)
4.2

Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to our registration statement on Form F-1 (File No. 333-276802), as amended, initially filed with the SEC on February 1, 2024)

4.3

Deposit Agreement, dated September 9, 2024, by and between the Registrant, the depositary and owners and holders of the American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 2.3 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2025)

4.4*	Form of Warrant Agreement (including Form of Warrant Certificate)
4.5*	Form of Unit Agreement (including Form of Unit Certificate)
4.6*	Form of Rights Agreement (including Form of Rights Certificate)
4.7*	Form of Indenture
4.8*	Form of Note
5.1	Opinion of Maples and Calder (Hong Kong) LLP
23.1	Consent of KPMG Huazhen LLP
23.2	Consent of Marcum Asia CPAs, LLP, Independent Registered Public Accounting Firm
23.3	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture filed as Exhibit 4.3 above
107	Filing Fee Table

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Texas, on December 19, 2025.

XCHG Limited

By:	/s/ Yifei Hou
	Name:	Yifei Hou
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yifei Hou and Joel Adalberto Gallo and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons on December 19, 2025 in the capacities indicated:

Signature	Title

/s/ Yifei Hou	Director and Chief Executive Officer (principal executive officer)
Yifei Hou

/s/ Joel Adalberto Gallo	Chief Financial and Accounting Officer (principal financial and accounting officer)
Joel Adalberto Gallo

/s/ Rui Ding	Chairman of the Board of Directors and Chief Technology Officer
Rui Ding

/s/ Rodney James Huey	Director
Rodney James Huey

/s/ Alberto Mended Rebollo	Director
Alberto Méndez Rebollo

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of XCHG Limited, has signed this registration statement or amendment thereto in Texas on December 19, 2025.

Authorized U.S. Representative

By:	/s/ Aatish V. Patel
	Name:	Aatish V. Patel
	Title:	President